UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2018

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas 77019

(Address of Principal Executive Offices)

(281) 730-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Employment Agreements

On November 20, 2018, David Crombie, Clinton Roeder, Edward Bruce Morgan and Theodore R. Moore (the “Executives”) entered into amended and restated employment agreements (the “A&R Employment Agreements”) with Nine Energy Service, Inc. (the “Company”) and its subsidiary, Nine Energy Service, LLC (the “Employer”).

The A&R Employment Agreements amend and restate each Executive’s prior employment agreement with the Company or one of its affiliates. The A&R Employment Agreements provide for a three-year initial term with automatic renewals for additional one-year periods unless either the applicable Executive or the Employer gives written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

The A&R Employment Agreements provide for an initial annualized base salary of $400,000, $350,000, $250,000 and $300,000 for Messrs. Crombie, Roeder, Morgan and Moore, respectively. The A&R Employment Agreements also provide for a discretionary annual bonus under the Employer’s annual cash incentive bonus program based on the achievement of certain performance targets established by the Board of Directors of the Company (the “Board”). The A&R Employment Agreements provide for initial target bonus opportunities of 80% of base salary for Messrs. Crombie and Roeder and 65% of base salary for Messrs. Morgan and Moore and initial maximum bonus opportunities of 160% of base salary for Messrs. Crombie and Roeder and 130% of base salary for Messrs. Morgan and Moore. In addition, pursuant to the A&R Employment Agreements, the Executives are eligible to receive annual equity compensation awards pursuant to the Company’s 2011 Stock Incentive Plan (the “Stock Incentive Plan”) on such terms and conditions as determined by the Board or a committee thereof.

The A&R Employment Agreements provide that, if an Executive’s employment is terminated (i) by the Employer without “cause” (as defined in the A&R Employment Agreements), including upon the expiration of the then-existing initial term or renewal term, as applicable, as a result of the Employer’s non-renewal of the term of the A&R Employment Agreement, or (ii) by such Executive for “good reason” (as defined in the A&R Employment Agreements) (each, a “Qualifying Termination”), then, provided that such Executive timely executes and does not revoke a release in a form acceptable to the Employer and abides by the restrictive covenants included in the A&R Employment Agreement, such Executive will be eligible to receive:

•

a severance payment in an aggregate amount equal to such Executive’s severance multiple of one multiplied by the sum of: (x) such Executive’s base salary for the year in which such termination occurs and (y) such Executive’s then-current target annual bonus, payable in 12 substantially equal installments;

•	a prorated annual bonus for the year in which such Qualifying Termination occurs, subject to achievement of the applicable performance criteria;

•

if such Executive elects COBRA continuation coverage, monthly reimbursement for the amount paid by such Executive to continue such coverage for up to 18 months following the date of such Qualifying Termination; and

•

accelerated vesting of all outstanding time-based equity awards held by such Executive on the date of such Qualifying Termination (equity awards subject to performance requirements will remain subject to the terms and conditions set forth in the applicable award agreement).

In the event an Executive experiences a Qualifying Termination within the 24-month period immediately following a “corporate change” (as defined in the Stock Incentive Plan), then such Executive will be eligible to receive the payments and benefits described above, except that: (i) such Executive’s severance multiple will be increased from one to two; and (ii) all outstanding equity awards held by such Executive on the date of such Qualifying Termination will become immediately fully vested (determined based on target performance for awards then subject to performance requirements).

The A&R Employment Agreements contain certain restrictive covenants, including non-solicitation and non-competition provisions, which are generally intended to apply during the term of each Executive’s employment and for the one-year period following the termination of such employment.

As discussed below, Mr. Crombie’s A&R Employment Agreement provides for certain increases in his compensation effective as of January 1, 2019.

The foregoing description of the A&R Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Employment Agreements, copies of which are filed as Exhibits hereto and incorporated by reference herein.

David Crombie Promotion to Executive Vice President and Chief Operating Officer

In connection with the entry into David Crombie’s A&R Employment Agreement, Mr. Crombie was appointed Executive Vice President and Chief Operating Officer of the Company, effective as of January 1, 2019.

Mr. Crombie, age 45, joined the Company in December 2013. Mr. Crombie currently serves as an Executive Vice President and as President, Completion Solutions of the Company. Prior to serving in this position, Mr. Crombie served as President, US Wireline and Cementing and was an Executive Vice President of the Company from December 2013 to February 2017. Mr. Crombie joined the Company from Crest Pumping Technologies, LLC, which he founded and guided to success as President. Before starting Crest, Mr. Crombie was Vice President of Operations and Sales for Pumpco Energy Services (“Pumpco”), a wholly owned subsidiary of Complete Production Services (now part of Superior Energy Services), from 2000 to 2012. At Pumpco, he oversaw stimulation and cementing services in prolific, unconventional plays throughout the continental United States. Prior to Pumpco, Mr. Crombie was employed by Halliburton Energy Services from 1994 to 2000. Since 1994, Mr. Crombie has worked in both cementing and stimulation operations in the areas of domestic and international operations, including the Permian Basin, the Fort Worth Basin, Oklahoma, the Gulf of Mexico and Saudi Arabia.

In connection with Mr. Crombie’s appointment as Executive Vice President and Chief Operating Officer of the Company, Mr. Crombie’s A&R Employment Agreement provides that, effective January 1, 2019, his annualized base salary will automatically increase to not less than $475,000 and his target and maximum annual bonus opportunities will automatically increase to 85% and 170% of base salary, respectively. In addition, Mr. Crombie’s A&R Employment Agreement provides that, effective January 1, 2019, his applicable severance multiple in connection with a Qualifying Termination will automatically increase to one and one-half and his applicable severance multiple in connection with a Qualifying Termination within the 24-month period immediately following a corporate change will automatically increase to two and one-half.

There are no family relationships between Mr. Crombie and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Crombie and any other persons pursuant to which he was promoted to Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between David Crombie and Nine Energy Service, LLC, dated as of November 20, 2018.

10.2	Amended and Restated Employment Agreement between Clinton Roeder and Nine Energy Service, LLC, dated as of November 20, 2018.

10.3	Amended and Restated Employment Agreement between Edward Bruce Morgan and Nine Energy Service, LLC, dated as of November 20, 2018.

10.4	Amended and Restated Employment Agreement between Theodore R. Moore and Nine Energy Service, LLC, dated as of November 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2018

NINE ENERGY SERVICE, INC.

By:	/s/ Theodore R. Moore
Theodore R. Moore
Senior Vice President and General Counsel

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